Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Interline Brands, Inc. on Form S-8 of our report dated March 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of SFAS 133, SFAS 142 and SFAS 145), appearing in the Annual Report on Form 10-K of Interline Brands, Inc. for the year ended December 26, 2003.

DELOITTE & TOUCHE LLP

Jacksonville, Florida

December 17, 2004